Exhibit 21.1

Subsidiaries of National Financial Partners Corp.

As of December 31, 2010

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

2171817 Ontario Inc.	Ontario, Canada

401(k) Advisors, Inc.	California

401(k) Producer Services, Inc.	California

Administrative Systems, Inc.	Washington

ADP/Statewide Insurance Agencies, Inc.	New Jersey

Advanced Settlements, Inc.	Florida

Alan Kaye Insurance Agency, Inc.	California

Alexander Benefits Consulting, LLC	Colorado

Alliance Capital Services Insurance Agency, Inc.	Massachusetts

Alternative Benefit Solutions, Inc.	North Carolina

American Benefits Insurance Corporation	Massachusetts

American Financial Solutions, Inc.	Florida

Anderson Consulting Group, Ltd.	New York

Arnone, Lowth, Wilson & Leibowitz, Inc.	New York

Arthur D. Shankman and Company, Inc.	New Jersey

Balser Financial Corporation	Georgia

Balser Technology Group, LLC	Georgia

Bay Ridge Group Advisory Services, Inc. (The)	New York

Bay Ridge Group, Inc. (The)	New York

Beacon Retirement Planning Services, Inc.	Texas

Benefit Fiduciary Corporation	Rhode Island

Benefit Plan Services, LLC	Georgia

Benefit Planning Services, Inc.	Illinois

Benefits Solution Group Inc. (The)	Louisiana

Bernard R. Wolfe & Associates, Inc.	Maryland

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

BHR Financial Services, Inc.	Texas

BMI Benefits, L.L.C.	New Jersey

Bob McCloskey Agency, LLC	New Jersey

Boston Insurance Trust, Inc.	Massachusetts

Brokerage Design & Consultants, Inc.	Colorado

Charon Planning Corporation	New Jersey

Christie Financial Group, Inc.	Minnesota

Clippinger Financial Group, L.L.C.	Indiana

COMP Consulting Companies, LLC (The)	Delaware

Compass Capital Management, LLC	Connecticut

Complete Pension Services, Inc.	Nevada

Consolidated Brokerage Services, Inc.	Delaware

Consolidated Educational Services, Inc.	New Jersey

Contemporary Benefits Design, Inc.	North Carolina

Corporate Benefit Advisors, Inc.	North Carolina

Corporate Benefits, Inc.	South Carolina

Creative Edge Concepts, LLC	California

Creative Edge Planning & Insurance Services, LLC	California

D.J. Portell & Assoc., Inc.	Illinois

Dascit/White & Winston, Inc.	New York

Delessert Financial Services, Inc.	Massachusetts

Delott & Associates, Inc.	Illinois

Dennis P. Buckalew & Associates, Inc.	Illinois

DiMeo Schneider & Associates L.L.C.	Illinois

DNA Brokerage, L.L.C.	Iowa

DOT Benefits Consulting Corp.	Ontario, Canada

DOT Integrated Financial Corp.	Ontario, Canada

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Dreyfuss & Birke, Ltd.	New York

Dublin Insurance Services, Inc.	California

ECA Marketing, Inc.	Minnesota

Educators Preferred Corporation	Michigan

Eilers Financial Services, Inc.	Vermont

Employers Preferred Corporation	Michigan

Estate & Corporate Advisors, Inc.	Arizona

Estate Resource Advisors, Inc.	California

ethos Benefit Partners, Inc.	Pennsylvania

Excess Reinsurance Underwriters, Inc.	Pennsylvania

Executive Services Securities, LLC	Georgia

FDR Financial Group, Inc.	Florida

Field Underwriters Agency, Inc.	Ohio

Financial Architects Partners, LLC (The)	Rhode Island

Financial Concepts of the Twin Cities, Inc.	Minnesota

First Financial Resources Ltd.	Connecticut

First Global Financial & Insurance Services, Inc.	California

Fleischer-Jacobs & Associates, Inc.	Delaware

Gaines & Smith Financial Group, Inc.	Florida

Garard Benefit Consultants, Inc.	Ontario

Golden & Cohen, LLC	Maryland

Harbor Management Company, LLC	New York

Hartfield Company, Inc. (The)	Indiana

Hartfield Louisville, LLC	Kentucky

HealyPartners, LLC	Delaware

Heartland Group, Inc. (The)	Illinois

Hebets & Maguire, LLC	Arizona

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Herrig & Herrig Financial Services of Florida, Inc.	Florida

Highland Capital Brokerage, Inc.	Delaware

Highland Capital Brokerage, Inc.	Washington

Highland Capital Holding Corporation	Delaware

Howard Kaye Insurance Agency, Inc.	California

Howard M. Koff, Inc.	California

Ikon Communications, Inc.	Puerto Rico

Ikon Financial, Inc.	Puerto Rico

Ikon Insurance, Inc.	Puerto Rico

Ikon Solutions, Inc.	Puerto Rico

Ikon US, Inc.	Florida

Innovative Benefits Consulting, Inc.	Pennsylvania

Innovest Advisors, Inc.	Pennsylvania

Institutional Life Services (Florida), LLC	Delaware

Institutional Life Services, LLC	Delaware

Insurance & Investment Professionals, Inc.	Wisconsin

Integrated Planning Associates, Inc.	New York

International Risk – IRC, Inc.	Massachusetts

IPS Advisors, Inc.	Texas

IRC, Inc.	New Mexico

JR Katz, Inc.	Illinois

KNW Group, LLC (The)	Minnesota

Lanning & Associates, Inc.	Kansas

LBG Financial Advisors, Inc.	Pennsylvania

Lenox Advisors, Inc.	New York

Lenox Long Term Care, LLC	New York

Lifestyle Settlements, Inc.	California

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Lincoln Benefits Group, Inc.	New Jersey

Linn & Associates, Inc.	Florida

Longnecker & Associates, Inc.	Texas

LTCI Partners, LLC	Wisconsin

Lucco Financial Partners, Inc.	Illinois

M&M Brokerage Services, Inc.	New York

M.T.D. Associates, L.L.C.	New Jersey

Maguire Financial Advisors, LLC	Delaware

Management Brokers, Inc.	California

Management Compensation Group/Southeast, LLC (The)	Georgia

Marc F. Jones Advisors Corp.	California

Marc F. Jones Advisors, LLC	California

Maschino, Hudelson & Associates, L.L.C.	Oklahoma

Massachusetts Business Association, L.L.C.	Massachusetts

McGehee & Associates, Inc.	Arkansas

Meltzer Group, Inc. (The)	Maryland

Meltzer Wealth Management, Inc.	Maryland

Meltzer-Karlin Property and Casualty, Inc.	Maryland

Michael G. Penney Insurance, Inc.	Florida

Michael G. Rudelson and Company	Texas

Mitchell & Moroneso Insurance Services, Inc.	Texas

Monaghan, Tilghman & Hoyle, Inc.	Maryland

Mosse & Mosse Insurance Associates, Inc.	Massachusetts

National Enrollment Services, Inc.	Illinois

National Insurance Brokerage, LLC	Florida

National Madison Group, Inc.	New York

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

National Settlement Consultants of Pennsylvania, Inc.	Pennsylvania

Nemco Benefits, Inc.	New York

Nemco Brokerage, Inc.	New York

NFP (BVI) Limited	British Virgin Islands

NFP Brokerage Insurance Services, Inc.	Delaware

NFP CM Insurance Agency, LLC	Delaware

NFP Executive Benefits, LLC f/k/a NFP Executive Services, LLC	Delaware

NFP IndeSuite, Inc.	Texas

NFP Insurance Services, Inc.	Texas

NFP Life Services, LLC	Delaware

NFP MIE, LLC	Delaware

NFP of New York Insurance Agency, Inc.	New York

NFP Property & Casualty Services, Inc.	New York

NFP Resources V Insurance Agency, Inc.	New York

NFP Resources VI Insurance Agency, Inc.	Alabama

NFP Risk Management Services, Inc. f/k/a Harbor Group Ltd.	New York

NFP Securities, Inc.	Texas

NFP/AMP Holdings, LLC	Florida

NFP/Legacy Capital Group, Inc.	Arkansas

NFP-CBI, LLC	Delaware

NFP-National Account Services, Inc. f/k/a Comrisk Specialty Products, Inc.	Arizona

Noabrand, Inc.	Maryland

Northeast Brokerage Services Insurance Agency, Inc.	Massachusetts

Northeast Business Trust	Massachusetts

Northeast Financial Group, Inc.	New Jersey

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Northeast Insurance Broker Services, LLC	Vermont

NuVision Financial Corporation, Inc.	Georgia

Oklahoma Financial Center, Inc.	Oklahoma

P&A Capital Advisors, Inc.	New York

Partners Holdings, Inc.	Delaware

Partners Marketing Services of Pennsylvania, Inc.	Pennsylvania

Pen/Flex, Inc.	California

Peninsula Advisors, L.L.C.	California

Pennsylvania Business Review, Inc.	Pennsylvania

Personal Capital Management, Inc.	New York

Peyser & Alexander Management, Inc.	New York

Plan Design Services, Inc.	North Carolina

Portell Financial Services, Inc.	Illinois

Portell Management, L.L.C.	Illinois

Potomac Basin Group Associates, LLC	Delaware

Preferred Benefits Group, Inc.	New Jersey

Pro Financial Services, LLC	Illinois

Professional Benefits Solutions, Inc.	Maryland

Professional Outsourcing Solutions Corp.	Maryland

Professional Pensions, Inc.	Connecticut

Provise Management Group, LLC	Florida

PRW Associates Insurance Agency, Inc.	Massachusetts

Public Employers Benefit Association, L.L.C.	Michigan

Quantum Care, Inc.	New Jersey

R.E. Lee Holdings, Inc.	Washington

Randel L. Perkins Insurance Services, Inc.	California

RealCare Insurance Marketing, Inc.	California

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Renaissance Bank Advisors, LLC	Georgia

Renaissance Benefit Advisors, Inc.	Pennsylvania

Retirement Investment Advisors, Inc.	Oklahoma

Robert E. Lee (SCIP), Inc.	Washington

Robert E. Lee of Southern California Insurance Agency	California

Robert Schechter & Associates, Inc.	Michigan

Schmidt Financial Group, Inc.	Washington

Scorica, Inc.	Hawaii

Shepard & Scott Corp.	New Jersey

Sontag Advisory, LLC	New York

Sontag Special Opportunities Advisor, LLC	Delaware

Sontag Special Opportunities LLC	Delaware

Spalding Financial Group, Inc. (The)	Florida

STA Benefits Holdings, LLC	Illinois

STA Benefits, Ltd.	Texas

STA, Inc.	Texas

Stallard Financial Strategies, Inc.	Texas

Stephen Wolff, Inc.	California

Summit Group, Inc. (The)	Pennsylvania

Thorbahn and Associates Insurance Agency, Inc.	Massachusetts

TMG Insurance Services, Inc.	Kentucky

Total Financial & Insurance Services, Inc.	California

Trinity Financial Services, L.L.C.	Oklahoma

Udell Associates, Inc.	Florida

United Advisors, LLC	Delaware

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

United Businessman’s Insurance Agency, Inc.	Massachusetts

Universal Insurance Services of Florida, Inc.	Florida

Van den Heuvel & Fountain, Inc.	New Jersey

Virtual Benefits Corporation	Maryland

Windsor Insurance Associates, Inc.	California

Wisconsin Insurance World, Ltd.	Wisconsin